EXHIBIT 99.1

3D Systems Completes the Acquisition of Geomagic

Complementary Combination Enhances 3D Authoring Platform, Creates Value and Delivers Better, More Affordable Customer Experience

ROCK HILL, S.C., Feb. 27, 2013 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) announced today that it has completed its previously announced acquisition of Geomagic, Inc. ("Geomagic"), for $55 million in cash. Geomagic is a leading global provider of 3D authoring solutions including design, sculpt and scan software tools that are used to create 3D content and inspect products throughout the entire design and manufacturing process.

The combination of Geomagic's powerful sculpting, modeling, scanning and inspecting software tools with 3D Systems' portfolio strengthens its 3D authoring platform and positions the company for accelerated growth in the expanding advanced manufacturing, healthcare and consumer opportunities. The transaction adds complementary products and technology and increases the company's reseller coverage globally.

The Company expects Geomagic to be accretive to earnings and contribute approximately $17 million of revenue to its previously announced 2013 annual guidance.

"This is an exciting development for us and our customers. With our combined portfolio, we are committed to enhance our customers' processes and workflows, including capture, design, modify, inspect and interact," said Avi Reichental, President and CEO of 3D Systems. "The completion of this transaction today marks the beginning of a journey to democratize access to our unmatched portfolio of powerful 3D content-to-print products and services for the benefit of professionals and consumers alike."

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading global provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides CAD modeling, reverse engineering and inspection software tools and consumer 3D printers, apps and services. Its expertly integrated solutions replace and complement traditional methods and reduce the time and cost of designing and manufacturing new products. 3D Systems' products and services are used to rapidly design, communicate, prototype or produce real functional parts, empowering customers to create and make with confidence.

More information on the company is available at www.3DSystems.com

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Geomagic, Inc.

Geomagic is a global company dedicated to advancing and applying 3D technology for the benefit of humanity. 3D from Geomagic is breaking new ground and new levels of usability in 3D digital reality, touch-enabled design and product verification. The company's scanning and design software solutions are used to capture and model 3D content from physical objects, organically sculpt complex shapes, and prepare products for manufacturing. In addition, the company produces 3D metrology and inspection software that verifies dimensional quality by comparing as-built products to master designs and its Sensable Phantom haptic devices simulate the sense of touch in a digital environment.

More information on the company is available at www.geomagic.com.

CONTACT: Investor Contact: Stacey Witten
         803-326-4010
         Email: Stacey.Witten@3dsystems.com

         Media Contact: Cathy Lewis
         781-852-5007
         Email: Cathy.Lewis@3dsystems.com